Exhibit 10.2

Amendment Number 012 dated 31st October, 2015

TO Contract number 8006340 (“Contract”)

Between	(1) British Telecommunications plc (‘BT’) and
(2) Virtusa UK Limited

BT and the Supplier agree that

•                  the Contract is amended as set out below,

•                  all other Contract provisions remain unchanged

Amendment details

The expiry date of the Contract is extended from 31st October 2015 to 30th November 2015

BT reserves the right to re-negotiate and amend this Contract prior to the end date indicated above, provided any such amendment is mutually agreed by the parties

SIGNED for and on behalf of BT		SIGNED for and on behalf of the Supplier

Signed	/s/ Steve Newland	Signed	/s/ Shanaka Jayawardena

Name	Steve Newland	Name	Shanaka Jayawardena

Position	Senior Procurement Manager	Position	Finance Director